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                                 Exhibit (h)(13)

 AMENDED AND RESTATED FUND PARTICIPATION AGREEMENT DATED AS OF SEPTEMBER 1, 2002 AMONG NATIONWIDE LIFE INSURANCE COMPANY, NATIONWIDE LIFE AND ANNUITY INSURANCE
COMPANY, ONE GROUP INVESTMENT TRUST, AND ONE GROUP ADMINISTRATIVE SERVICES, INC.

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                              AMENDED AND RESTATED
                          FUND PARTICIPATION AGREEMENT

This Amended and Restated Fund Participation Agreement (the "Agreement"), dated as of the 1st day of September, 2002, is made by and among Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company (collectively referred to herein as "Nationwide"), One Group(R) Investment Trust (the "Trust"), and the Trust's administrator, One Group Administrative Services, Inc. (the "Administrator"), each of which hereby agrees that shares of the series listed in Appendix A hereto (the "Funds") shall be made available to serve as underlying investment media for variable annuity and variable life contracts to be offered by Nationwide (the "Contracts") and to certain other separate accounts funding variable annuity and variable life contracts issued by other life insurance companies ("Insurance Companies"), and, if subsequently determined by the Trust, to qualified pension and retirement plans, subject to the following conditions:

1. Nationwide represents that it has established the separate accounts listed in Appendix B hereto (the "Variable Accounts") under Ohio law, and has registered the Variable Accounts as unit investment trusts under the Investment Company Act of 1940 ("1940 Act") to serve as investment vehicles for the Contracts and that it will maintain such registration of the Variable Accounts as unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act and the regulations thereunder. The Contracts provide for the allocation of net amounts received by Nationwide to separate series of the Variable Accounts for investment in shares of the Funds. Selection of a particular series is made by the Contract owner who may change such selection from time to time in accordance with the terms of the applicable Contract.

2. Nationwide represents and warrants that the interests in the Contracts are or will be registered unless exempt and that it will maintain such registration under the Securities Act of 1933 (the "1933 Act"). Nationwide agrees to make every reasonable effort to market its Contracts. In marketing its Contracts, Nationwide will comply with all applicable state or Federal laws. Nationwide shall amend the registration statements of its Contracts under the 1933 Act and the separate accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts.

3. The Trust or its designee will provide closing net asset value, dividend and capital gain information by 6:30 p.m. Eastern Time each business day to Nationwide. "Business day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates net asset value for each Fund as set forth in the Trust's prospectus and Statement of Additional Information. Nationwide will use this data to calculate unit values, which will in turn be used to process that same business day's Variable Account unit value. The Variable Account processing will be done the same evening, and orders for purchases or redemptions will be placed by Nationwide no later than 9:30 a.m. Eastern Time the morning of the following business day ("Trade Date plus 1"). Orders will be sent directly to the Trust or its designated Transfer Agent as defined

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         by the Securities Exchange Act of 1934 ("Transfer Agent"). Payment for
         purchases will be wired to a custodial account designated by the Trust or the Administrator no later than 2:00 p.m. Eastern Time on Trade Date plus 1 and payment for redemptions will be wired to an account designated by Nationwide no later than 2:00 p.m. Eastern Time on Trade Date plus 1. Provided Nationwide places the orders within the time periods specified above, the Trust or its designated Transfer Agent will execute the orders at the net asset value as determined as of the close of trading on the prior day. Dividends and capital gains distributions shall be reinvested in additional shares at the ex-date net asset value. Notwithstanding the above, the Trust or its designee shall not be held responsible for providing Nationwide with net asset value, dividend and capital gain information when the New York Stock Exchange is closed, when an emergency exists making the valuation of net assets not reasonably practicable, or during any period when the Securities and Exchange Commission ("SEC") has by order permitted the suspension of pricing shares for the protection of shareholders. In addition, if the payment of redemption proceeds on Trade Date plus 1 would require a Fund to dispose of Fund securities or otherwise incur substantial additional costs, and if the Fund has determined to settle redemption transactions for all shareholders on a delayed basis, proceeds shall be wired to Nationwide within seven (7) days and the Fund shall notify in writing the person designated by Nationwide as the recipient for such notice of such delay by 3:00 p.m. Eastern Time on Trade Date plus 1.

4. All expenses incident to the performance by the Trust under this Agreement shall be the responsibility of the Trust, but in no event shall such expenses be the responsibility of Nationwide or the Variable Accounts. The Trust shall pay the cost of registration of Fund shares with the SEC. The Trust shall pay for and distribute to Nationwide, proxy materials, periodic Trust reports to shareholders and other material the Trust may require to be sent to existing Contract owners. The Trust will pay the mailing expenses of Nationwide for distributing such proxy material, reports and other material to the existing Contract owners, who are the beneficial shareholders of the Trust. The Trust shall pay the cost of qualifying Fund shares in states where required.

         For prospectuses provided by Nationwide to its existing owners of Contracts in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the Trust shall bear the cost of typesetting to provide the Trust's prospectus to Nationwide. In the event that the Variable Accounts prospectuses and the Trust prospectus are printed together in one document, the Trust's share of the printing cost for such disclosure document will be equal to the total cost of printing the disclosure documents multiplied by the ratio of the total number of pages in the Trust's prospectus to the total number of pages in the disclosure document, with Nationwide paying the rest. The Trust will provide Nationwide with a copy of the Statement of Additional Information suitable for duplication. Notwithstanding anything to the contrary, the Trust shall not pay any costs of typesetting, printing, and distributing the Trust's prospectuses, proxy materials, periodic Trust reports to shareholders, and other material to prospective Contract owners; it being understood that Nationwide shall be responsible for such costs.

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5.       Nationwide and its agents shall make no representations concerning the
         Trust except those contained in the then-current prospectus and Statement of Additional Information of the Trust and in current printed sales literature of the Trust.

6. Administrative services to Contract owners shall be the responsibility of Nationwide and shall not be the responsibility of the Trust or the Administrator. The Trust and the Administrator recognize that separate accounts of which Nationwide is the depositor will be the sole shareholder of Trust shares issued pursuant to the Contracts.

7. (a) The Trust represents that it believes in good faith, that the Funds will at all times qualify as regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and that it will make every effort to maintain such qualification of the Funds and that it will notify Nationwide immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

         (b) Nationwide represents that it believes, in good faith, that the Contracts will at all times be treated as annuity contracts or as variable life insurance policies under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

         (c) The Trust represents that it believes, in good faith, that the Funds will at all times comply with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and that it will make every effort to maintain the Funds' compliance with such diversification requirements, and that it will notify Nationwide immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that a Fund might not so qualify in the future.

         (d) Nationwide represents that it believes, in good faith, that each Variable Account is a "segregated asset account" and that interests in each Variable Account are offered exclusively through the purchase of a "variable contract" within the meaning of such terms under Section 1.817-5(f)(2) of the regulations under the Code, and that it will make every effort to continue to meet such definitional requirements, and that it will notify the Trust immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

         (e) Nationwide represents and warrants that it is an insurance company duly organized and in good standing under applicable law.

         (f) Nationwide represents and warrants that all of its directors, officers, employees, investment advisers, and other entities dealing with the money or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust, in an amount not less than five million dollars

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         ($5,000,000). Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. Nationwide agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect and agrees to notify the Trust immediately upon having a reasonable basis for believing that Nationwide no longer has the coverage required by this paragraph.

8. The Administrator or its designee will make available electronically, in a format reasonably acceptable to Nationwide, to Nationwide within five (5) business days after the end of each month a monthly statement of account confirming all transactions made during that month in the Variable Accounts.

9. The Trust agrees that to the extent the Trust decides in the future to finance distribution expenses pursuant to Rule l2b-1 of the 1940 Act, the Trust will undertake to have the board of trustees (the "Board"), a majority of whom are not interested persons of the Trust, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

10. The Trust and Administrator agree to provide Nationwide no later than March 1 of each year with the investment advisory and other expenses of the Trust incurred during the Trust's most recently completed fiscal year as of December 31st, to permit Nationwide to fulfill its prospectus disclosure obligations under the SEC's variable annuity fee table requirements. Nationwide shall provide the Trust and the Administrator with drafts of those portions of its Separate Account Prospectuses and statements of additional information that reference the Trust, the Administrator, or Banc One Investment Advisors Corporation (the "Advisor") at least 10 business days prior to filing with the SEC. No such material shall be used if the Trust, the Administrator or their designee reasonably objects to such use within ten Business Days after receipt of such material.

11. (a) The Trust has obtained an order from the SEC granting the Trust exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15)
         thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by separate accounts of both affiliated and unaffiliated insurance companies (the "Shared Funding Exemptive Order"). As required by the Shared Funding Exemptive Order, the Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (1) an action by any state insurance regulatory authority; (2) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (3) an administrative or judicial decision in any relevant proceeding; (4) the manner in which the investments of any Fund are being managed; (5) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners; or (6) a decision by an Insurance Company (including Nationwide) to disregard the voting instructions of

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         contract owners. The Board shall promptly inform Nationwide if it determines that an irreconcilable material conflict exists and the implications thereof.

         (b) Nationwide will report in writing any potential or existing material irreconcilable conflict of which it is aware to the Administrator. Upon receipt of such report, the Administrator shall report the potential or existing material irreconcilable conflict to the Board. The Administrator shall also report to the Board on a quarterly basis whether Nationwide has reported any potential or existing material irreconcilable conflicts during the previous calendar quarter. Nationwide will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by Nationwide to inform the Board whenever Contract owner voting instructions are disregarded.

         (c) If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, Nationwide and other Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Fund of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. No charge or penalty will be imposed as a result of such withdrawal. Nationwide agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and these responsibilities will be carried out with a view only to the interests of Contract owners.

         (d) If a material irreconcilable conflict arises because of a decision by Nationwide to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, Nationwide may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account (at Nationwide's expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty will be imposed as a result of such withdrawal. Nationwide agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and these responsibilities will be carried out with a view only to the interests of Contract owners.

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         (e) For purposes of Sections 11(c) through 11(d) of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. Nationwide shall not be required by Section 11(c) through 11(d) to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.

         (f) If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then the Trust, Nationwide, and/or the Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

         (g) Nationwide and the Administrator shall at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them by the provisions hereof and in the Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board. Without limiting the generality of the foregoing or Nationwide's obligations under Section 11(b), Nationwide shall provide to the Administrator a written report to the Board no later than January 15th of each year indicating whether any material irreconcilable conflicts have arisen during the prior fiscal year of the Trust. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, notifying Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.

12.      This Agreement shall terminate as to the sale and issuance of new
         Contracts:

         (a) at the option of any party hereto upon ninety days (90) advance written notice to the others; or

         (b) at the option of the Trust, if it determines that liquidation of the Trust is in the best interests of the Trust and its beneficial shareholders. Reasonable advance notice of election to liquidate shall be furnished by the Trust to permit the substitution of Fund shares with the shares of another investment company, pursuant to SEC regulation; or

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         (c)   at the option of Nationwide if Trust shares are not available for any reason to meet the requirements of Contracts as determined by Nationwide. Reasonable advance notice of election to terminate shall be furnished by Nationwide, said termination to be effective ten (10) days after receipt of notice unless the Trust makes available sufficient number of shares to reasonably meet the requirements of the Variable Accounts within said ten (10) day period; or

         (d) at the option of any party hereto upon institution of formal proceedings against any other party hereto by the National Association of Securities Dealers ("NASD"), the SEC or any other regulatory body; or

         (e) upon a decision by Nationwide, in accordance with regulations of the SEC, to substitute such Trust shares with the shares of another investment company for Contracts for which the Trust shares have been selected to serve as the underlying investment medium. Nationwide will give sixty (60) days written notice to the Trust and the Administrator of any proposed vote to substitute Trust shares; or

         (f) upon assignment of this Agreement by any party unless made with the written consent of each other party; or

         (g) in the event Trust shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Trust shares as an underlying investment medium of Contracts issued or to be issued by Nationwide. Prompt notice shall be given by either party to the other in the event the conditions of this provision occur; or

         (h) at the option of the Trust, if the Trust shall determine in its sole judgment exercised in good faith, that Nationwide and/or their affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, provided that the Trust will give Nationwide sixty (60) days' advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by Nationwide and any other changes in circumstances since the giving of such notice, the determination of the Trust shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or

         (i) termination by any party upon the other party's breach of any representation in Article 7 or any material provision of this Agreement, which breach has not been cured to the satisfaction of the terminating party within ten (10) days after written notice of such breach is delivered to the breaching party with a copy to the other parties.

13. Termination as the result of any cause listed in the preceding paragraph, except for paragraph 12(b), shall not affect the Trust's obligation to furnish Trust shares for

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         Contracts then in force for which the shares of the Trust serve or may serve as an underlying medium, unless such further sale of Trust shares is proscribed by law or the SEC or other regulatory body. The parties agree that this Section 13 shall not apply to any terminations under
         Section 11 and the effect of Section 11 terminations shall be governed by Section 11 of this Agreement.

14. Nationwide shall not redeem Trust shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (a "Legally Required Redemption") or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, Nationwide will promptly furnish to the Trust and the Administrator the opinion of counsel for Nationwide (which counsel shall be reasonably satisfactory to the Trust and the Administrator) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts or as otherwise determined in accordance with Section 11, Nationwide shall not prevent Contract owners from allocating payments to a Fund that was otherwise available under the Contracts without first giving the Trust and the Administrator 30 days notice of its intention to do so.

15. The Trust or Administrator may request or Nationwide may initiate the filing of a substitution application pursuant to Section 26(b) of the 1940 Act or successor statute of similar import to substitute the shares of a Fund held by a Nationwide separate account for another investment media ("Substitution Application"). The costs associated with a Substitution Application, other than those initiated in connection with irreconcilable conflicts as described in Section 11 above, shall be allocated as follows:

               (a) In the event the Trust or Administrator requests Nationwide to submit a Substitution Application, the Trust or Administrator shall reimburse Nationwide for all reasonable costs incurred by Nationwide with respect to such Substitution Application. The Trust or Administrator shall be obligated to reimburse Nationwide under this Section 15 irrespective of whether the Substitution Application requested by the Trust or Administrator is effectuated.

               (b) In the event Nationwide initiates a Substitution Application and the Fund being removed is offered by separate accounts of companies other than Nationwide, Nationwide shall bear all costs associated with the Substitution Application irrespective of whether the Substitution Application is effectuated.

16. Each notice required by this Agreement shall be given by wire and confirmed in writing to:

               Nationwide Life Insurance Company
               Nationwide Life and Annuity Insurance Company

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               One Nationwide Plaza   01-09-V3
               Columbus, Ohio 43215
               Attn: Heather Harker, Director Securities Registration

               With a copy to:
               Nationwide Life Insurance Company
               Nationwide Life and Annuity Insurance Company
               Two Nationwide Plaza
               Columbus, OH 43215
               Attn: Vice President, Investment Management Relationships

               Trust:
               One Group Investment Trust
               1111 Polaris Parkway, Suite 2-G/J/L, OH1-1235
               Columbus, Ohio  43240
               Attn:  Mark A. Beeson, President

               Administrator:
               One Group Administrative Services, Inc.
               1111 Polaris Parkway, Suite 2-G/J/L, OH1-1235
               Columbus, Ohio  43240
               Attention:  President

17. Advertising and sales literature with respect to the Trust prepared by Nationwide or its agents for use in marketing its Contracts will be submitted to the Trust for review at least ten (10) business days before Nationwide submits such material to the SEC or NASD for review.

18. So long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, Nationwide will distribute all proxy material furnished by the Trust and will vote Trust shares in accordance with instructions received from the Contract owners of such Trust shares. Nationwide shall vote the Trust shares for which no instructions have been received in the same proportion as Trust shares for which said instructions have been received from Contract owners. Nationwide and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Trust shares held for such Contract owners.

19. (a) Nationwide agrees to indemnify and hold harmless the Trust, the Administrator and the Advisor and each of their directors, officers, employees, agents and each person, if any, who controls the Trust, the Administrator or the Advisor within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which the Trust, Administrator or the Advisor or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or 1940 Act or otherwise, insofar as such

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         losses, claims, damages or liabilities (or actions in respect thereof)
         arise out of or are based upon:

               (i) any untrue statement or alleged untrue statement of any material fact contained in information furnished by Nationwide for use in the Registration Statement, prospectus or sales literature of the Trust or in the Registration Statement, prospectus or sales literature for the Variable Account;

               (ii) the omission, or the alleged omission to state, in the Registration Statements or prospectuses of the Variable Accounts a material fact required to be stated therein or necessary to make the statements therein not misleading;

               (iii) conduct, statements or representations of Nationwide or its agents, with respect to the sale and distribution of Contracts for which Trust shares are an underlying investment; or

               (iv) the failure of Nationwide to provide the services and furnish the materials under the terms of this Agreement;

               provided however, that Nationwide shall not be liable in any such case to the extent any such statement, omission or representation or such alleged statement, alleged omission or alleged representation was made in reliance upon and in conformity with information furnished to Nationwide by or on behalf of the Trust, the Administrator, or the Advisor.

               Nationwide will reimburse any legal or other expenses reasonably incurred by the Trust, the Administrator or the Advisor or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that Nationwide shall have prior approval of the use of counsel and the expenditure of fees.

               This indemnity agreement will be in addition to any liability which Nationwide may otherwise have.

         (b) The Trust agrees to indemnify and hold harmless Nationwide and each of its directors, officers, employees, agents and each person, if any, who controls Nationwide within the meaning of the Act against any losses, claims, damages or liabilities to which Nationwide or any such director, officer, employee, agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

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               (i)     any untrue statement or alleged untrue statement of any
                       material fact contained in the Registration Statement, prospectus or sales literature of the Trust;

               (ii) the omission or the alleged omission to state in the Registration Statement, prospectus or sales literature of the Trust a material fact required to be stated therein or necessary to make the statements therein not misleading;

               (iii) the Trust's failure to keep the Trust fully diversified and qualified as a regulated investment company as required by the applicable provisions of the Code, the 1940 Act, and the applicable regulations promulgated thereunder;

               (iv) the Trust's or the Administrator's (1) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; (2) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; or (3) untimely reporting of the net asset value, dividend rate or capital gain distribution rate; or

               (v) the failure of the Trust or the Administrator to provide the services and furnish the materials under the terms of this Agreement;

               provided however, that the Trust will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement, prospectus or sales literature in conformity with written information furnished to the Trust by Nationwide specifically for use therein.

               The Trust will reimburse any legal or other expenses reasonably incurred by Nationwide or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Trust may otherwise have.

         (c) Each party shall promptly notify the other in writing of any situation which presents or appears to involve a claim which may be subject of indemnification hereunder and the indemnifying party shall have the option to defend against any such claim. In the event the indemnifying party so elects, it will notify the indemnified party and shall assume the defense of such claim, and the indemnified party shall cooperate fully with the indemnifying party, at the indemnifying party's expense, in the defense of such claim. Notwithstanding the foregoing, the indemnified party shall be entitled to participate in the defense of such claim at its own expense through counsel of its own choosing. Neither party shall confess any claim nor make any compromise in any action or proceeding which may result in a finding of wrongdoing by the other party without the other party's prior written consent. Any notice given by the indemnifying party to an indemnified party or participation in or control of the litigation of any such claim by the indemnifying party shall in no event be deemed to be an admission by the indemnifying party of culpability, and the indemnifying party shall be free to contest liability with respect to the claim among parties.

         (d) It is understood and expressly agreed that the obligation and liabilities of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the assets and property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trust's Board and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Board nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Declaration of Trust.

20. Nationwide will comply with all applicable laws and regulations aimed at preventing, detecting, and reporting money laundering and suspicious transactions. Without limiting the generality of the foregoing, Nationwide will take all necessary and appropriate steps, consistent with applicable regulations and generally accepted industry practices, to: (i) obtain, verify, and retain information with regard to Contract owner identification and source of Contract owner funds, and (ii) maintain records of all Contract owner transactions. Nationwide will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Trust with any requested information about Contract owners and accounts in the event that the Trust shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority. To the extent permitted by applicable law and regulations, Nationwide will notify the Trust of any concerns that Nationwide may have in connection with any Contract owner in the context of relevant anti-money laundering laws or regulations.

21. The forbearance or neglect of any party to insist upon strict compliance by any other party, with any of the provisions of this Agreement, whether continuing or not, or to declare a forfeiture of termination against the other parties, shall not be construed as a waiver of any of the rights or privileges of any party hereunder. No waiver of any right or privilege of any party arising from any default or failure of performance by any party shall affect the rights or privileges of the other parties in the event of a further default or failure of performance.

22. The obligations of One Group(R) Investment Trust entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

23. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Massachusetts. This Agreement shall be subject to the provisions of the federal securities statutes, rules and regulations, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith. In case of any conflict of law, the Investment Company Act of 1940 shall control.

24. This agreement supercedes any and all prior fund participation agreements made by and between the parties.



NATIONWIDE LIFE INSURANCE COMPANY

By:      /s/
   ------------------------------------------------------

Title:   Vice President -- Investment Management Relationships
      --------------------------------------------------------


NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

By:      /s/
   ------------------------------------------------------

Title:   Vice President -- Investment Management Relationships
      --------------------------------------------------------

ONE GROUP(R) INVESTMENT TRUST

By:      /s/Mark A. Beeson
   -----------------------------------------------------

Title:  President
      --------------------------------------------------


ONE GROUP ADMINISTRATIVE SERVICES, INC.


By:      /s/Robert L. Young
   -----------------------------------------------------

Title:   COO
      --------------------------------------------------

                                   APPENDIX A

Funds of the Trust

One Group Investment Trust Government Bond Portfolio
One Group Investment Trust Balanced Portfolio
One Group Investment Trust Mid Cap Growth Portfolio
One Group Investment Trust Large Cap Growth Portfolio
One Group Investment Trust Equity Index Portfolio
One Group Investment Trust Bond Portfolio
One Group Investment Trust Diversified Equity Portfolio
One Group Investment Trust Diversified Mid Cap Portfolio
One Group Investment Trust Mid Cap Value Portfolio

NATIONWIDE LIFE INSURANCE
COMPANY

By:   /s/
   -----------------------------------------

Title:   VP--Investment Management Relationships
      ------------------------------------------

NATIONWIDE LIFE AND
ANNUITY INSURANCE COMPANY

By:      /s/
   ------------------------------------------

Title:   VP - Investment Management Relationships
      -------------------------------------------

ONE GROUP(R) INVESTMENT TRUST

By:      /s/Mark A. Beeson
   ------------------------------------------

Title:   President
      ---------------------------------------

ONE GROUP ADMINISTRATIVE SERVICES, INC.

By:      /s/Robert L. Young
   ------------------------

Title:   COO
        -------------------------------------


Dated: September 1, 2002

                                   APPENDIX B

Separate Accounts

Nationwide VA Separate Account-A
Nationwide VA Separate Account-B
Nationwide VA Separate Account-C
Nationwide VA Separate Account-D
Nationwide VLI Separate Account
Nationwide VLI Separate Account-2
Nationwide VLI Separate Account-3
Nationwide VLI Separate Account-4
Nationwide VLI Separate Account-5
Nationwide VLI Separate Account-6
Nationwide VL Separate Account
Nationwide VL Separate Account-A
Nationwide VL Separate Account-B
Nationwide VL Separate Account-C
Nationwide VL Separate Account-D


NATIONWIDE LIFE INSURANCE
COMPANY

By:      /s/
    -------------------------------------------------

Title:   VP--Investment Management Relationships
      -----------------------------------------------------

NATIONWIDE LIFE AND
ANNUITY INSURANCE COMPANY

By:      /s/
    -------------------------------------------------

Title:   VP - Investment Management Relationships
      -----------------------------------------------------


ONE GROUP(R) INVESTMENT TRUST

By:      /s/Mark A. Beeson
    -------------------------------------------------

Title:   President
        ---------------------------------------------


ONE GROUP ADMINISTRATIVE SERVICES, INC.

By:      /s/Robert L. Young
    -------------------------------------------------

Title:   COO
        ---------------------------------------------
Dated:  September 1, 2002